UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 6, 2023
Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Commission File Number 001-39050

Delaware		45-3361983
State or Other Jurisdiction of Incorporation or Organization		I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos,	CA	94070
Address of Principal Executive Offices		Zip Code
(650) 810-8823
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2023 (the “Grant Date”), following consultation with its independent compensation consultant, the Compensation and Leadership Committee (the “Committee”) of the Board of Directors of Oportun Financial Corporation (the “Company”) approved certain compensation arrangements with respect to the Company’s named executive officers (the “NEOs”), including as further described below. The Committee also adopted a new form of award agreement under the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Specifically, the Committee approved a form of Performance-Based Restricted Stock Unit Award Agreement (the “PSU Award Agreement”), which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the PSU Award Agreement is not complete and is qualified in its entirety by reference to the full text of the PSU Award Agreement.

The NEOs were each granted Performance-Based Restricted Stock Units (“PSUs”) under the 2019 Plan by the Committee as of the Grant Date, with Mr. Vazquez receiving a target of 176,361 PSUs, Mr. Coblentz receiving a target of 20,101 PSUs, and Mr. Kirscht receiving a target of 49,339 PSUs. The actual number of PSUs, if any, that may be earned ranges from 0% to 125% of the target number of units and will be based on (i) the achievement of the Company’s absolute total shareholder return (“TSR”) over the performance period of January 1, 2023 through December 31, 2025 (“TSR Measurement Date”), which performance will be certified by the Committee, and (ii) the continued employment of each such executive through March 10, 2026, or as otherwise provided in the 2019 Plan or the PSU Award Agreement. Any PSUs that vest in excess of the 100% target number of units (the “Upside Units”), may be paid out via a cash payment with respect to some or all of the Upside Units, in an amount equal to the fair market value of the underlying shares as of the vesting date, subject to the terms of the 2019 Plan and the PSU Award Agreement.

The applicable average closing prices of the Company’s Common Stock for each of the twenty (20) trailing consecutive trading days ending with, and inclusive of, the TSR Measurement Date would need to reach a minimum of $7.56 to attain the threshold of 25% achievement of target PSUs and would need to reach $12.10 for an NEO to achieve 100% of the target PSUs under the performance component of the PSU Award Agreement.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
10.1	Form of Performance-Based Restricted Stock Unit Award Agreement
104	Cover Page Interactive Data File embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION
(Registrant)

Date:	December 12, 2023	By:	/s/ Jonathan Coblentz
Jonathan Coblentz
Chief Financial Officer and Chief Administrative Officer
(Principal Financial Officer)